                                                                    EXHIBIT 10.8



                               December __, 1997

West America Securities Corp.
4510 E. Thousand Oaks Boulevard
Suite 100
Westlake Village, California 91362

Dear Sirs:

      The undersigned understands that you, as Placement Agent, propose to enter into a Placement Agent Agreement with Cuidao Holding Corp., a Florida corporation (the "Company") providing for the public offering by you of Units, consisting of one share of the Company's common stock, $.0001 par value (the "Common Stock") and one Common Stock Purchase Warrant (the "Warrant"), to be offered by the Company.

        In consideration of the Placement Agent Agreement to make a public offering of the Units, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that he/she will not offer to sell, sell or otherwise dispose of any shares of Common Stock beneficially owned by the undersigned during a period of thirty (30) months after the date of the Placement Agent Agreement without your prior written consent.

      However, notwithstanding the foregoing, you acknowledge that the undersigned will be able to offer to sell, sell or otherwise dispose of any shares of Common Stock beneficially owned by the undersigned if at any time any of the following conditions occur:

        1. The Company has had annual gross revenues according to generally accepted accounting principles ("GAAP") equal to $10,000,000; or

        2. The Company has had annual net earnings per share according to generally accepted accounting principles ("GAAP") equal to, or greater than, ten percent (10%) of the public offering price of the Units after taxes and excluding extraordinary items; or

        3. The Company's shares of Common Stock have traded in a reliable public market, e.g., either the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (including the Nasdaq SmallCap Market), at a price of at least one hundred fifty percent (150%) of the initial public offering price of the Units for at least ninety (90) consecutive trading days after at least six (6) months from the date of the Placement Agent Agreement.

      The undersigned further understands that stop transfer orders with respect to any and all stock certificates which represent the shares of Common Stock beneficially owned by the undersigned may be placed into effect with the Company's transfer agent during said 30-month period, and that such stock certificates may bear the following restrictive legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, AND IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER THEM, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF CUIDAO HOLDING CORP. AND WEST AMERICA SECURITIES CORP.

                                    Very truly yours,



                                    _________________________________
                                    Print
Name:__________________________

Accepted as of the date
first set forth above
By West America Securities Corp.

By:_____________________________


                                       2